As filed with the Securities and Exchange Commission on December 19, 2006
Registration No. 333-139258

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 2 to Form F-1
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Solarfun Power Holdings Co., Ltd.
(Exact name of registrant as specified in its charter)
Not Applicable
(Translation of Registrant’s name into English)

Cayman Islands (State or other jurisdiction of incorporation or organization)	3674 (Primary Standard Industrial Classification Code Number)	Not Applicable (I.R.S. Employer Identification Number)
666 Linyang Road
Qidong, Jiangsu Province 226200
People’s Republic of China
(86-513) 8330-7688
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

CT Corporation System
111 Eighth Avenue
New York, New York 10011
(212) 894-8940
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Alan Seem Shearman & Sterling LLP 12th Floor East Tower, Twin Towers B-12 Jianguomenwai Dajie Beijing 100022, People’s Republic of China (86-10) 5922-8000	William Y. Chua Sullivan & Cromwell LLP 28th Floor Nine Queen’s Road Central Hong Kong (852) 2826-8688

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.
If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.    ☐
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earliest effective registration statement for the same offering.    ☐
CALCULATION OF REGISTRATION FEE

	Proposed Maximum Aggregate	Amount of
Title of Each Class of Securities to Be Registered	Offering Price(1)	Registration Fee

Ordinary shares, par value US$0.0001 per share(2)(3)	US$186,300,000	US$19,934

(1)	Estimated solely for the purpose of determining the amount of registration fee in accordance with Rule 457(o) under the Securities Act of 1933.
(2)	Includes ordinary shares initially offered and sold outside the United States that may be resold from time to time in the United States either as part of their distribution or within 40 days after the later of the effective date of this registration statement and the date the shares are first bona fide offered to the public, and also includes ordinary shares that may be purchased by the underwriters pursuant to an option to purchase additional ADSs. The ordinary shares are not being registered for the purpose of sales outside the United States.
(3)	American depositary shares issuable upon deposit of the ordinary shares registered hereby will be registered under a separate registration statement on Form F-6 (Registration No. 333-139263). Each American depositary share represents five ordinary shares.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to such Section 8(a), may determine.

Explanatory Note
The sole purpose of this amendment is to amend the exhibit index and to file exhibit 5.1 to the registration statement. No other changes have been made to the registration statement. Accordingly, this amendment consists only of the facing page, this explanatory note and Part II of the registration statement.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.
       Cayman Islands law does not limit the extent to which a company’s articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences or committing a crime. Our articles of association provide for indemnification of officers and directors for losses, damages, costs and expenses incurred in their capacities as such, except through their own willful neglect or default.
       We will agree to indemnify our directors and officers against certain liabilities and expenses incurred by such persons in connection with claims made by reason of their being such a director or officer. We are also in the process of subscribing for liability insurance on behalf of our directors and officers.
       Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the “Securities Act”), may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.
ITEM 7.     RECENT SALES OF UNREGISTERED SECURITIES.
       During the past three years, we have issued the following securities (including options to acquire our common shares). No underwriters were involved in these issuances. We believe that each of the following issuances was exempt from registration under the Securities Act in reliance on Regulation S under the Securities Act or pursuant to Section 4(2) of the Securities Act regarding transactions not involving a public offering.

	Date of Sale or	Number of
Purchaser	Issuance	Securities	Title of Securities	Consideration

Yonghua Solar Power Investment Holding Ltd.	June 12, 2006	77,269,500	ordinary shares	77% equity interest in Linyang BVI

Yongliang Solar Power Investment Holding Ltd.	June 12, 2006	1,505,250	ordinary shares	1.5% equity interest in Linyang BVI

Yongqiang Solar Power Investment Holding Ltd.	June 12, 2006	1,505,250	ordinary shares	1.5% equity interest in Linyang BVI

WHF Investment Co., Ltd.	June 12, 2006	12,543,750	ordinary shares	12.5% equity interest in Linyang BVI

Yongfa Solar Power Investment Holding Ltd.	June 12, 2006	501,750	ordinary shares	0.5% equity interest in Linyang BVI

YongGuan Solar Power Investment Holding Ltd.	June 12, 2006	1,003,500	ordinary shares	1% equity interest in Linyang BVI

	Date of Sale or	Number of
Purchaser	Issuance	Securities	Title of Securities	Consideration

				1% equity
Forever-brightness Investments Limited	June 12, 2006	1,003,500	ordinary shares	interest in Linyang BVI

Citigroup Venture Capital International Growth Partnership, L.P.	June 27, 2006 and August 2, 2006	37,761,742	series A convertible preference shares series A	US$25,128,740
Citigroup Venture Capital International Co-investment, L.P.	June 27, 2006 and August 2, 2006 June 27, 2006 and August 2,	2,060,635	convertible preference shares series A convertible	US$1,371,260
Hony Capital II L.P.	2006 June 27, 2006 and August 2,	14,050,537	preference shares series A convertible	US$9,350,000
LC Fund III, L.P.	2006 June 27, 2006 and August 2,	10,519,118	preference shares series A convertible	US$7,000,000
Mohamed Nasser Haram	2006 June 27, 2006 and	112,705	preference shares series A convertible	US$75,000
Rasheed Yar Khan	August 2, 2006 June 27, 2006 and August 2,	112,705	preference shares series A convertible	US$75,000
Good Energies Investments Limited	2006	15,027,312	preference shares	US$10,000,000
ITEM 8.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.
       (a) Exhibits

Exhibit
Number		Description of Document

1	.1*	Form of Underwriting Agreement
3	.1*	Memorandum and Articles of Association of the Registrant, as currently in effect.
3	.2*	Form of Amended and Restated Memorandum and Articles of Association of the Registrant.
4	.1*	Form of American Depositary Receipt (included in Exhibit 4.3).
4	.2*	Registrant’s Specimen Certificate for ordinary shares.
4	.3*	Form of Deposit Agreement, among the Registrant, the depositary and owners and holders of the American Depositary Shares.(1)
4	.4*	Share Purchase Agreement, dated as of June 6, 2006, in respect of the issue of series A convertible preference shares of the Registrant.
4	.5*	Shareholders Agreement, dated as of June 27, 2006, among the Registrant and other parties therein.
4	.6*	Registration Rights Agreement, dated as of June 27, 2006, among the Registrant and other parties therein.
4	.7*	Agreement Concerning the Limitations on Post-IPO Sale of Shares, dated June 20, 2006, among certain holders of ordinary shares.
5.1		Opinion of Maples and Calder, Cayman Islands counsel to the Registrant, regarding the validity of the ordinary shares being registered.
8	.1*	Opinion of Maples and Calder regarding certain Cayman Islands tax matters (included in Exhibit 5.1)

Exhibit
Number		Description of Document

8	.2*	Opinion of Shearman & Sterling LLP, United States counsel to the Registrant, regarding certain U.S. tax matters.
10	.1*	2006 Share Incentive Plan.
10	.2*	Form of Employment Agreement between the Registrant and a Senior Executive Officer of the Registrant.
10	.3*	Silicon Supply Agreement, dated as of November 11, 2006, between Jiangsu Linyang Solarfun Co., Ltd. and Jiangxi LDK Solar Hi-Tech Co., Ltd.
10	.4*	Silicon Supply Cooperation Agreement, dated as of November 14, 2006, between Jiangsu Linyang Solarfun Co., Ltd and Jiangxi LDK Solar Hi-Tech Co., Ltd.
10	.5*	Silicon Supply Agreement, dated as of July 6, 2006, between Jiangsu Linyang Solarfun Co., Ltd. and ReneSola Co., Ltd.
10	.6*	Silicon Supply Agreement, dated as of March 26, 2006, between Jiangsu Linyang Solarfun Co., Ltd. and ReneSola Co., Ltd.
10	.7*	Silicon Supply Agreement, dated as of October 8, 2006, between Jiangsu Linyang Solarfun Co., Ltd. and E-mei Semiconductor Material Factory.
10	.8*	Silicon Supply Agreement, dated as of June 2, 2006, and Amendments No. 1, No. 2 and No. 3 thereto, dated as of June 9, 2006, October 8, 2006 and November 17, 2006, respectively, between Jiangsu Linyang Solarfun Co., Ltd. and E-mei Semiconductor Material Factory.
10	.9*	Sales Agreement, dated as of June 10, 2006, between Jiangsu Linyang Solarfun Co., Ltd. and Social Capital, S.L.
10	.10*	Sales Contract, dated as of November 19, 2006, between Jiangsu Linyang Solarfun Co., Ltd. and Scatec AS
10	.11*	Sales Contract, dated as of November 19, 2006, between Jiangsu Linyang Solarfun Co., Ltd. and Scatec AS
10	.12*	Agreement of Transfer of Land Use Rights, dated as of April 8, 2006, between Jiangsu Linyang Solarfun Co., Ltd. and Qidong Huahong Electronics Co., Ltd.
10	.13*	Summary of Share Transfer Agreements, dated May 27, 2006 and effective as of June 2, 2006, between Linyang Solar Power Investment Holding Ltd. and the shareholders of Jiangsu Linyang Solarfun Co., Ltd.
10	.14*	Share Transfer Agreement, dated June 9, 2006, among Linyang Solar Power Investment Holding Ltd. and various other parties.
10	.15*	Share Issue and Transfer Agreement, dated June 12, 2006, among Solarfun Power Holdings Co., Ltd., Linyang Solar Power Investment Holding Ltd. and various other parties.
10	.16*	Deed of Share Transfer, effective as of July 15, 2006, among Linyang Solar Power Investment Holding Ltd. and various other parties.
10	.17*	Management Consulting Service Agreement, dated as of November 18, 2006, between Jiangsu Linyang Solarfun Co., Ltd. and Hony Capital II, L.P.
10	.18*	Bid Invitation and Letter of Acceptance for Shanghai Chongming Qianwei Village 960kW Solar PV Power Generation Model Project, dated September 28, 2006 and November 9, 2006, respectively.
10	.19*	Letter of Acceptance for Suyuan Group 74kW On-Grid Application System Project, dated September 12, 2006.

Exhibit
Number		Description of Document

10	.20*	Contract between Jiangsu Linyang Solarfun Co., Ltd. and ISC Konstanz, dated September 5, 2006.
10	.21*	Entrusted Loan Contract, dated as of October 13, 2006, among Jiangsu Linyang Electronics Co., Ltd., Bank of China Co., Ltd., Qidong Subbranch and Jiangsu Linyang Solarfun Co., Ltd.
10	.22*	Entrusted Loan Contract, dated as of October 18, 2006, among Jiangsu Linyang Electronics Co., Ltd., Bank of China Co., Ltd., Qidong Subbranch and Jiangsu Linyang Solarfun Co., Ltd.
10	.23*	Entrusted Loan Contract, dated as of October 25, 2006, among Jiangsu Linyang Electronics Co., Ltd., Bank of China Co., Ltd., Qidong Subbranch and Jiangsu Linyang Solarfun Co., Ltd.
10	.24*	Entrusted Loan Contract, dated as of November 20, 2006, among Jiangsu Linyang Electronics Co., Ltd., Bank of China Co., Ltd., Qidong Subbranch and Jiangsu Linyang Solarfun Co., Ltd.
10	.25*	Silicon Purchase Agreement, dated as of May 15, 2005, between Jiangsu Linyang Solarfun Co., Ltd. and Huaerli (Nantong) Electronics Co., Ltd.
10	.26*	Silicon Purchase Agreement, dated as of January 12, 2006, between Jiangsu Linyang Solarfun Co., Ltd. and Huaerli (Nantong) Electronics Co., Ltd.
10	.27*	Silicon Purchase Agreement, dated as of July 2, 2006, between Jiangsu Linyang Solarfun Co., Ltd. and Huaerli (Nantong) Electronics Co., Ltd.
21	.1*	Subsidiaries of the Registrant.
23	.1*	Consent of Ernst & Young Hua Ming, Independent Registered Public Accounting Firm.
23	.2*	Consent of Maples and Calder (included in Exhibit 5.1).
23	.3*	Consent of Shearman & Sterling LLP (included in Exhibit 8.2).
23	.4*	Consent of Censere Holdings Limited, Independent Appraiser to the Registrant.
23	.5*	Consent of Grandall Legal Group, PRC counsel to the Registrant.
24	.1*	Powers of Attorney (included on signature page).
99	.1*	Code of Business Conduct and Ethics of the Registrant.

*	Previously filed.

(1)	Incorporated by reference to the Registration Statement on Form F-6 (file No. 333-139263) filed with the SEC with respect to American depositary shares representing ordinary shares.
       (b) Financial Statement Schedules
       Schedules have been omitted because the information required to be set forth therein is not applicable or is shown in the Consolidated Financial Statements or the Notes thereto.
ITEM 9.  UNDERTAKINGS.
       The undersigned registrant hereby undertakes to provide to the underwriters at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

       Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 6, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.
       The undersigned registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant under Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) For the purpose of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(4) For the purpose of determining any liability under the Securities Act of 1993 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i. Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

ii. Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

iii. The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

iv. Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

SIGNATURES
       Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in San Francisco, California, on December 19, 2006.

SOLARFUN POWER HOLDINGS CO., LTD.

By:	/s/ Yonghua Lu

Name: Yonghua Lu
Title: Chairman and Chief Executive Officer
       Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Yonghua Lu Name: Yonghua Lu	Chairman and Chief Executive Officer	December 19, 2006

/s/ * Name: Hanfei Wang	Director and Chief Operating Officer	December 19, 2006

/s/ * Name: Timothy Chang	Director	December 19, 2006

/s/ * Name: Xihong Deng	Director	December 19, 2006

/s/ * Name: Sven Michael Hansen	Director	December 19, 2006

/s/ * Name: Terry McCarthy	Independent Director	December 19, 2006

/s/ * Name: Ernst A. Bütler	Independent Director	December 19, 2006

/s/ * Name: Thomas J. Toy	Independent Director	December 19, 2006

/s/ * Name: Kevin C. Wei	Chief Financial Officer	December 19, 2006

/s/ * Name: Ru Cai	Principal Accounting Officer	December 19, 2006

*By: /s/ Yonghua Lu Yonghua Lu Attorney-in-Fact

Signature of Authorized Representative in the United States
      Pursuant to the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of Solarfun Power Holdings Co., Ltd., has signed this registration statement or amendment thereto in Newark, Delaware, on December 19, 2006.

Puglisi & Associates

By:	/s/ Donald J. Puglisi

Name: Donald J. Puglisi
Title: Managing Director

SOLARFUN POWER HOLDINGS CO., LTD.

EXHIBIT INDEX

Exhibit
Number		Description of Document

1	.1*	Form of Underwriting Agreement
3	.1*	Memorandum and Articles of Association of the Registrant, as currently in effect.
3	.2*	Form of Amended and Restated Memorandum and Articles of Association of the Registrant.
4	.1*	Form of American Depositary Receipt (included in Exhibit 4.3).
4	.2*	Registrant’s Specimen Certificate for ordinary shares.
4	.3*	Form of Deposit Agreement, among the Registrant, the depositary and owners and holders of the American Depositary Shares.(1)
4	.4*	Share Purchase Agreement, dated as of June 6, 2006, in respect of the issue of series A convertible preference shares of the Registrant.
4	.5*	Shareholders Agreement, dated as of June 27, 2006, among the Registrant and other parties therein.
4	.6*	Registration Rights Agreement, dated as of June 27, 2006, among the Registrant and other parties therein.
4	.7*	Agreement Concerning the Limitations on Post-IPO Sale of Shares, dated June 20, 2006, among certain holders of ordinary shares.
5.1		Opinion of Maples and Calder, Cayman Islands counsel to the Registrant, regarding the validity of the ordinary shares being registered.
8	.1*	Opinion of Maples and Calder regarding certain Cayman Islands tax matters (included in Exhibit 5.1)
8	.2*	Opinion of Shearman & Sterling LLP, United States counsel to the Registrant, regarding certain U.S. tax matters.
10	.1*	2006 Share Incentive Plan.
10	.2*	Form of Employment Agreement between the Registrant and a Senior Executive Officer of the Registrant.
10	.3*	Silicon Supply Agreement, dated as of November 11, 2006, between Jiangsu Linyang Solarfun Co., Ltd. and Jiangxi LDK Solar Hi-Tech Co., Ltd.
10	.4*	Silicon Supply Cooperation Agreement, dated as of November 14, 2006, between Jiangsu Linyang Solarfun Co., Ltd and Jiangxi LDK Solar Hi-Tech Co., Ltd.
10	.5*	Silicon Supply Agreement, dated as of July 6, 2006, between Jiangsu Linyang Solarfun Co., Ltd. and ReneSola Co., Ltd.
10	.6*	Silicon Supply Agreement, dated as of March 26, 2006, between Jiangsu Linyang Solarfun Co., Ltd. and ReneSola Co., Ltd.
10	.7*	Silicon Supply Agreement, dated as of October 8, 2006, between Jiangsu Linyang Solarfun Co., Ltd. and E-mei Semiconductor Material Factory.
10	.8*	Silicon Supply Agreement, dated as of June 2, 2006, and Amendments No. 1, No. 2 and No. 3 thereto, dated as of June 9, 2006, October 8, 2006 and November 17, 2006, respectively, between Jiangsu Linyang Solarfun Co., Ltd. and E-mei Semiconductor Material Factory.
10	.9*	Sales Agreement, dated as of June 10, 2006, between Jiangsu Linyang Solarfun Co., Ltd. and Social Capital, S.L.
10	.10*	Sales Contract, dated as of November 19, 2006, between Jiangsu Linyang Solarfun Co., Ltd. and Scatec AS

Exhibit
Number		Description of Document

10	.11*	Sales Contract, dated as of November 19, 2006, between Jiangsu Linyang Solarfun Co., Ltd. and Scatec AS
10	.12*	Agreement of Transfer of Land Use Rights, dated as of April 8, 2006, between Jiangsu Linyang Solarfun Co., Ltd. and Qidong Huahong Electronics Co., Ltd.
10	.13*	Summary of Share Transfer Agreements, dated May 27, 2006 and effective as of June 2, 2006, between Linyang Solar Power Investment Holding Ltd. and the shareholders of Jiangsu Linyang Solarfun Co., Ltd.
10	.14*	Share Transfer Agreement, dated June 9, 2006, among Linyang Solar Power Investment Holding Ltd. and various other parties.
10	.15*	Share Issue and Transfer Agreement, dated June 12, 2006, among Solarfun Power Holdings Co., Ltd., Linyang Solar Power Investment Holding Ltd. and various other parties.
10	.16*	Deed of Share Transfer, effective as of July 15, 2006, among Linyang Solar Power Investment Holding Ltd. and various other parties.
10	.17*	Management Consulting Service Agreement, dated as of November 18, 2006, between Jiangsu Linyang Solarfun Co., Ltd. and Hony Capital II, L.P.
10	.18*	Bid Invitation and Letter of Acceptance for Shanghai Chongming Qianwei Village 960kW Solar PV Power Generation Model Project, dated September 28, 2006 and November 9, 2006, respectively.
10	.19*	Letter of Acceptance for Suyuan Group 74kW On-Grid Application System Project, dated September 12, 2006.
10	.20*	Contract between Jiangsu Linyang Solarfun Co., Ltd. and ISC Konstanz, dated September 5, 2006.
10	.21*	Entrusted Loan Contract, dated as of October 13, 2006, among Jiangsu Linyang Electronics Co., Ltd., Bank of China Co., Ltd., Qidong Subbranch and Jiangsu Linyang Solarfun Co., Ltd.
10	.22*	Entrusted Loan Contract, dated as of October 18, 2006, among Jiangsu Linyang Electronics Co., Ltd., Bank of China Co., Ltd., Qidong Subbranch and Jiangsu Linyang Solarfun Co., Ltd.
10	.23*	Entrusted Loan Contract, dated as of October 25, 2006, among Jiangsu Linyang Electronics Co., Ltd., Bank of China Co., Ltd., Qidong Subbranch and Jiangsu Linyang Solarfun Co., Ltd.
10	.24*	Entrusted Loan Contract, dated as of November 20, 2006, among Jiangsu Linyang Electronics Co., Ltd., Bank of China Co., Ltd., Qidong Subbranch and Jiangsu Linyang Solarfun Co., Ltd.
10	.25*	Silicon Purchase Agreement, dated as of May 15, 2005, between Jiangsu Linyang Solarfun Co., Ltd. and Huaerli (Nantong) Electronics Co., Ltd.
10	.26*	Silicon Purchase Agreement, dated as of January 12, 2006, between Jiangsu Linyang Solarfun Co., Ltd. and Huaerli (Nantong) Electronics Co., Ltd.
10	.27*	Silicon Purchase Agreement, dated as of July 2, 2006, between Jiangsu Linyang Solarfun Co., Ltd. and Huaerli (Nantong) Electronics Co., Ltd.
21	.1*	Subsidiaries of the Registrant.
23	.1*	Consent of Ernst & Young Hua Ming, Independent Registered Public Accounting Firm.
23	.2*	Consent of Maples and Calder (included in Exhibit 5.1).
23	.3*	Consent of Shearman & Sterling LLP (included in Exhibit 8.2).
23	.4*	Consent of Censere Holdings Limited, Independent Appraiser to the Registrant.
23	.5*	Consent of Grandall Legal Group, PRC counsel to the Registrant.

Exhibit
Number		Description of Document

24	.1*	Powers of Attorney (included on signature page).
99	.1*	Code of Business Conduct and Ethics of the Registrant.

*	Previously filed.

(1)	Incorporated by reference to the Registration Statement on Form F-6 (file No. 333-139263) filed with the SEC with respect to American depositary shares representing ordinary shares.